EXHIBIT 4.01

                                   AETNA INC.



                 STOCK APPRECIATION RIGHTS IN RESPECT OF SHARES
                          OF COMMON STOCK OF AETNA INC.
                              (this "Certificate")

No. SAR-1                                                        1,000,000 Stock
                                                             Appreciation Rights

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. NEITHER THIS SECURITY, NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER.

         FOR VALUE RECEIVED, AETNA INC., a Connecticut corporation (the "Company"), hereby certifies that THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual life insurance company or its successor (the "Holder"), is entitled, subject to the provisions of these Stock Appreciation Rights (the "SARs" and each a "SAR"), to, upon exercise thereof, receive from the Company, at the times specified herein, a number of fully paid and non-assessable shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), having an aggregate Market Value equal to the product of (i) the Market Value minus the Exercise Price and (ii) the number of Exercised SARs. The number of shares of Common Stock to be received upon the exercise of this SAR and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

         1. Definitions. (a) The following terms, as used herein, have the following meanings:

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         "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

         "Asset Transfer and Acquisition Agreement" means the Asset Transfer and Acquisition Agreement dated as of December 9, 1998 among the Holder, Pruco Inc., the Company and Aetna Life Insurance Company, as amended.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in either the States of New Jersey or New York are authorized by law to close.

         "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

         "Exercise Date" means the date specified in an Exercise Notice.

         "Exercise Notice" means the notice given by Holder to the Company of its exercise of a SAR, substantially in the form annexed hereto.

         "Exercise Price" means $81.8125

         "Exercised SARs" means, in connection with any exercise of a SAR, the number of SARs with respect to which an Exercise Notice shall have been given.

         "Expiration Date" means 5:00 p.m. New York City time on the date which is the fifth anniversary of the Closing Date, or if such date is not a Business Day, the next succeeding Business Day.

         "Market Value" means, at the time of an exercise of any SAR, the last reported sale price paid for the Common Stock by a person or persons other than the Holder and/or any of its affiliates on the trading day immediately preceding the applicable Exercise Date on the New York Stock Exchange as reported on the NYSE Composite Tape.

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         "SAR Shares" means the shares of Common Stock deliverable upon exercise of one or more SARs, as adjusted from time to time.

         "Securities Act" means the Securities Act of 1933, as amended.

          (b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Asset Transfer and Acquisition Agreement.

           2. Exercise of SARs.

               (a) The Holder is entitled to exercise the SARs represented by this Certificate in whole or in part, but in any event in respect of no fewer than 200,000 SARs at any one time (or if fewer than 200,000 SARs remain unexercised, in respect of such lesser number), during the period beginning six months after the Closing Date and ending on the Expiration Date. To exercise any SAR, the Holder shall execute and deliver to the Company a properly completed Exercise Notice together with this Certificate. The exercise of such SARs shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied and the Holder shall be deemed to be the holder of record of the SAR Shares subject to such exercise at such effective time, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such SAR Shares shall not then be actually delivered to the Holder.

               (b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the SAR Shares.

               (c) If the Holder exercises the SARs in part only, this Certificate shall be surrendered by the Holder to the Company and a new Certificate of the same tenor and for the unexercised number of SARs shall be executed by the Company. The Company shall register the new Certificate in the name of the Holder and deliver the new Certificate to the Person or Persons entitled to receive the same.

               (d) Upon surrender of this Certificate in conformity with the foregoing provisions, the Company shall, no later than the second Business Day following the delivery of such Certificate to the Company (or the third such Business Day following such delivery if the Certificate is received after 12:00 p.m. on such date), transfer to the Holder of this Certificate physical certificates or other appropriate evidence of ownership

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         of the SAR Shares or other securities or property (including any money)
         to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee (subject to the provision by Holder of all documentation reasonably required to evidence or effect such transfer) as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below. In the event the Holder shall request the SAR Shares to be registered in the name of a Person other than the Holder, the Exercise Notice shall be accompanied by an opinion of counsel (which may be an in-house counsel of Holder) in customary form and reasonably acceptable to the Company to the effect that the transfer of the SAR Shares to such transferee is exempt from registration under the Securities Act.

           3. Restrictive Legend. Certificates representing SAR Shares shall bear the following legend (or a substantially similar legend as directed by the Company) to the extent that and for so long as such legend is required under applicable laws:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN AETNA INC. AND FIRST CHICAGO TRUST COMPANY OF NEW YORK, DATED AS OF JUNE 28, 1996 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVES OFFICES OF AETNA INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE REDEEMED, MAY EXPIRE, MAY BE AMENDED OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND NO LONGER BE EVIDENCED BY THIS CERTIFICATE. AETNA INC. WILL MAIL TO THE REGISTERED HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE WITHIN FIVE BUSINESS DAYS AFTER

                  RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

         Upon the written request therefore accompanied by an opinion of counsel (which may be an in-house counsel of Holder) in customary form and reasonably acceptable to the Company to the effect that either (i) such SAR Shares are eligible for resale under Rule 144(k) under the Securities Act (or any successor provision) or (ii) such SAR Shares are being surrendered in connection with a transfer being made pursuant to a registration statement that is effective under the Securities Act, the Company shall cause the certificates representing such SAR Shares promptly to be exchanged for a certificate representing the same number of SAR Shares not bearing such legend.

           4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the SARs such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of the SARs as will be sufficient to permit the exercise in full of the SARs. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.

           5. Fractional Shares. No fractional shares shall be issued upon the exercise of the SARs, provided, however, that for purposes of determining the number of shares of Common Stock issuable to the Holder upon exercise of SARs, all concurrent exercises of SARs shall be aggregated. At the time specified in paragraph 2(d), the Holder shall receive a cash payment for any fractional share equal to the product of the applicable Market Value and such fraction.

           6. No Transfer or Assignment of SARs. Neither this Certificate nor the SARs represented hereby nor any portion thereof or interest therein may be, directly or indirectly, sold, offered for sale, pledged, assigned, disposed of or otherwise transferred.

           7. Loss or Destruction of Certificate. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Certificate, and (in the case of loss, theft or destruction) of the Holder's own unsecured agreement of indemnity, and upon

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surrender and cancellation of this Certificate, if mutilated, the Company shall execute and deliver a new Certificate of like tenor and date.

           8.   Anti-dilution Provisions.

               (a) In case the Company shall at any time after the date hereof
         (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock,
         (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or at the time of the effective date of such subdivision, split, combination or reclassification, as the case may be, shall be proportionately adjusted so that, giving effect to paragraph 8(i), the exercise of the SARs after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause 8(a)(iii) or 8(a)(iv) above) which, if the SARs had been exercised immediately prior to such time (or prior to the appropriate record date, if any), such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (i) upon exercise of the SARs, (ii) pursuant to the Company's stock incentive plans or pursuant to any similar Common Stock related employee, agent or director compensation plan of the Company approved by the Company's Board of Directors, including without limitation any 401(K) plan, (iii) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs 8(c) or 8(d) hereof or (iv) upon redemption of any shares of the Company's 6.25% Class C Voting Mandatorily Convertible Preferred Stock) without consideration or for a consideration per share less than the Current Market Price Per Common Share (as defined in paragraph 8(f)), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the

         Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

               (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and if such rights, options or warrants are not so issued or expire unexercised, or upon a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

               (d) In case the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) (other than securities or rights issued pursuant to a plan described in clause 8(b)(ii)) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share on the date of issuance, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the maximum aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and if such rights, options or warrants expire unexercised (in whole or in part), or upon a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph 8(d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph 8(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

               (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than (i) the Company's regular quarterly cash dividend or (ii) dividends payable in Common Stock or rights, options or warrants referred to in, and in the event of (ii) above, for which an adjustment is made pursuant to, paragraph 8(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph 8(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

               (f) For the purpose of any computation under paragraph 8(b), 8(c), 8(d) or 8(e) hereof, on any determination date the Current Market Price Per Common Share shall be deemed to be the average of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "Daily Price" means the closing price on such day as reported on the NYSE Composite Transactions Tape. For purposes of any computation under this paragraph 8, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

               (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph 8(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

               (h) If at any time as a result of the provisions of this paragraph 8, the holder of the SARs upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of the SARs shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (i) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 8(a), 8(b), 8(c), 8(d) or 8(e) hereof, this Certificate shall thereafter evidence the right to exercise that number of SARs, at the adjusted Exercise Price, obtained by (i) multiplying (x) the number of SARs represented by this Certificate immediately prior to this adjustment of the number of SARs by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

           9. Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise the SARs for (in lieu of Common Stock) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which the SARs would have been exercisable immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Certificate. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          10. Notices. Any notice, demand or delivery authorized by this Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

if to the Company, to:
                       Aetna Inc.
                       151 Farmington Avenue, MB66
                       Hartford, CT 06156
                       Telecopier No.: (860) 273-1314
                       Attention: Alfred P. Quirk, Jr.

with a copy to:
                       Aetna Inc.
                       Office of Corporate Secretary
                       151 Farmington Avenue
                       Hartford, CT 06156
                       Telecopier No.: (860) 273-8340
                       Attention: William J. Casazza, Esq.

and

                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, NY 10017
                       Telecopier No.:  (212) 450-4800
                       Attention: David L. Caplan, Esq.

if to the Holder, to:

                       The Prudential Insurance Company of America
                       751 Broad Street
                       Newark, NJ 07102
                       Telecopier No.: (973) 802-8287

                       Attention: Corporate Secretary

with a copy to:

                       The Prudential Insurance Company of America
                       751 Broad Street
                       Newark, NJ 07102
                       Telecopier No.: (973) 802-7157
                       Attention: Arthur J. Powell, Jr.
                                   Enterprise Planning Unit

and

                       The Prudential Insurance Company of America
                       Four Gateway Center
                       Newark, NJ 07102
                       Telecopier No.: (973) 802-3853
                       Attention: Richard A. Hibbard, Esq.
                                   Law Department

and

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       919 Third Avenue
                       New York, NY 10022
                       Telecopier No.: (212) 735-2000
                       Attention: Paul T. Schnell, Esq.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

        11. Rights of the Holder. Prior to the exercise of any SARs, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

        12. GOVERNING LAW. THIS CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

        13. Amendments; Waivers. Any provision of this Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        IN WITNESS WHEREOF, the Company has duly caused this Certificate to be signed by its duly authorized officer and to be dated as of August 6, 1999.

                                      AETNA INC.

                                      By: /s/ Alan J. Weber
                                          --------------------------------
                                          Name: Alan J. Weber
                                          Title: Vice Chairman for
                                                 Strategy and Finance


Acknowledged and Agreed:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Arthur J. Powell
    ------------------------------
    Name: Arthur J. Powell
    Title: Vice President

                                 EXERCISE NOTICE

            (To be delivered and executed upon exercise of the SARs)



To:     Aetna Inc.
        151 Farmington Avenue
        Hartford, CT 06156

        The undersigned notifies you that it is hereby exercising ______ SARs to receive shares of Common Stock, par value $0.01 per share, of Aetna Inc.

        The undersigned irrevocably exercises _______ SARs in exchange for that number of shares (the "SAR Shares") of Common Stock, par value $0.01 per share, of Aetna Inc. (the "Company") calculated in accordance with the within Certificate, all on the terms and conditions specified in the within Certificate, surrenders this Certificate and all right, title and interest therein to the Company and directs that the SAR Shares deliverable upon the exercise of the SARs be registered or placed in the names and at the addresses specified below and delivered thereto in accordance with the provisions set forth in paragraph 2 of the Certificate. In the event of a partial exercise of SARs represented by this Certificate, the undersigned directs that a new Certificate evidencing the SARs which are not exercised hereby shall be delivered to the Holder at its address specified in Section 10 of this Certificate no later than the second Business Day following the delivery of this Exercise Notice to the Company (or if this Exercise Notice is delivered after noon, no later than the third such Business Day).

Exercise Date:
                ---------------

                                      THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                       -----------------------------------------
                                       (Street Address)

                                       -----------------------------------------
                                       (City)           (State)       (Zip Code)


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IF PHYSICAL CERTIFICATES TO BE ISSUED:
-------------------------------------

Securities and/or check to be issued to:

Please insert social security or identifying number: ___________________________


Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State and Zip Code: ______________________________________________________



IF SECURITIES TO BE ISSUED THROUGH BOOK-ENTRY WITH DTC:
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Securities to be credited to:

Direct Participant name, address and telephone number: _________________________

________________________________________________________________________________

________________________________________________________________________________


Direct Participant Number: _____________________________________________________

Check to be issued to:

Please insert social security or identifying number: ___________________________


Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State and Zip Code: ______________________________________________________